UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2022

Summit Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	37-1979717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2882 Sand Hill Road, Suite 106, Menlo Park, CA		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617-514-7149

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective on November 15, 2022, the board of directors (the “Board”) of Summit Therapeutics Inc. (the “Company”) unanimously approved (i) the election of Dr. Alessandra Cesano, MD, PhD as a director of the Company and (ii) the appointment of Dr. Cesano to serve on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Upon her appointment as a director, Dr. Cesano received a grant of certain options to purchase shares of the Company’s common stock, and will be entitled to compensation, all in accordance with the Company’s existing non-employee director compensation policies. The Company and Dr. Cesano have also entered into the Company’s standard form of indemnification agreement for the Company’s directors and officers.

Dr. Cesano has 25 years of experience in research and development in both drug and diagnostic companies ranging from large, global biopharma to private, venture-backed companies, and currently serves as Chief Medical Officer of ESSA Pharma. Prior to ESSA, Dr. Cesano was the Chief Medical Officer at NanoString Inc., where she built and led the Immuno-Oncology program. Prior to NanoString, she was Chief Medical Officer and an independent consultant for Cleave Biosciences. There, Dr. Cesano led the successful filing of two INDs for a clinical candidate and led two Phase I trials in Multiple Myeloma and solid tumors. Dr. Cesano has global full-phase development and regulatory experience with large and small molecules and had a substantive and lead role in two approved drugs – Kepivance® and Vectibix®. Dr. Cesano is on the scientific advisory boards of Arch Oncology and Bayer and serves on the board of directors at Puma Biotechnology. She received her PhD in tumor immunology and her MD from the University of Turin. The Board has determined that Dr. Cesano qualifies as an independent director under applicable Nasdaq listing rules.

Dr. Cesano does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release related to the matters set forth herein is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated November 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: November 17, 2022	By:	/s/ Ankur Dhingra
Chief Financial Officer
(Principal Financial Officer)